Exhibit 10.32

AMENDMENT NO. 4 TO THE THIRD AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

SMARTSTOP OP, L.P.

In accordance with Article 11 of the Third Amended and Restated Limited Partnership Agreement dated June 28, 2019, as amended by Amendment No. 1 dated October 29, 2019, Amendment No. 2 dated April 20, 2020 and Amendment No. 3 dated March 24, 2021 (the “Partnership Agreement”) of SmartStop OP, L.P. (formerly Strategic Storage Operating Partnership II, L.P.) (the “Partnership”), the Partnership Agreement is hereby amended by this Amendment No. 4 thereto (this “Amendment”) effective January 1, 2020 to revise certain provisions and definitions in connection with the allocation of income to the Partners under Section 5.1 of the Partnership Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, Section 5.1(a) of the Partnership Agreement provides for the allocation of Profits and Losses among the Partners;

WHEREAS, the parties hereto desire to amend the allocation provisions of the Partnership Agreement by adding a definition for Foreign Source Income and revising the allocations in Section 5.1(a) to provide for certain special allocations of Foreign Source Income to the Partners by entering into this Amendment.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.
Amendment to Defined Terms

The following definition is hereby added to the defined terms in the Partnership Agreement:

Foreign Source Income includes all items of net or gross income derived from sources outside of the United States.

Section 2.
Allocation of Profit and Loss

The following language is hereby added after the last sentence in Section 5.1(a):

Notwithstanding any allocation provision to the contrary contained in this Section 5.1, all Foreign Source Income, or items thereof, shall be specially allocated to SmartStop Self Storage REIT, Inc., as the holder of both the General Partnership Interest and a Limited Partnership Interest in the Limited Partnership, and any other Partner which qualifies as a real estate investment trust for federal income tax purposes (the “REIT Partner” or “REIT Partners”), and a proportionate amount of items of non-Foreign Source Income shall be allocated to the non-REIT Partner(s) in the Partnership.

Exhibit 10.32

Section 3.
Continuation of Partnership Agreement

The Partnership Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement and this Amendment were contained in one document. Any provisions of the Partnership Agreement not amended by this Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof. In the event of a conflict between the provisions of this Amendment and the Partnership Agreement, the provisions of this Amendment shall control.

[Signature Page Follows.]

Exhibit 10.32

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Partnership Agreement as of this 28th day of June, 2021.

SMARTSTOP OP, L.P.

By: SmartStop Self Storage REIT, Inc., its sole general partner

By: /s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer

SMARTSTOP SELF STORAGE REIT, INC.

By: /s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer

CLASS A-1 LIMITED PARTNER:

SMARTSTOP OP HOLDINGS, LLC

By: /s/ H. Michael Schwartz

Name: H. Michael Schwartz
Title: Chief Executive Officer